Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.424.5471

ir@varianinc.com

VARIAN, INC. REPORTS RECORD SECOND QUARTER 2008 RESULTS

•	Sales Up 8%

•	Non-GAAP and GAAP Operating Earnings Up 12%

•	Non-GAAP Diluted EPS Up 13%, GAAP Diluted EPS down 2%

PALO ALTO, Calif. — Varian, Inc. (NasdaqGS: VARI) today reported second quarter 2008 revenues of $248.2 million, representing an increase of 7.9% over revenues of $229.9 million in the second quarter of fiscal year 2007. The increase was broad-based, with growth in sales of products for both life science and industrial (which includes environmental, food and energy) applications. Sales increased in all geographic regions, with double-digit growth in Europe and Latin America.

Non-GAAP (adjusted) net earnings for the second quarter of fiscal year 2008 increased 10.3% to $21.6 million, or $0.71 diluted earnings per share, compared to $19.5 million, or $0.63 diluted earnings per share, in the second quarter of fiscal year 2007. On a GAAP basis, net earnings in the second quarter of fiscal year 2008 were $15.8 million, or $0.52 diluted earnings per share, compared to $16.3 million, or $0.53 diluted earnings per share, in the second quarter of fiscal year 2007. Current-quarter GAAP net earnings were negatively impacted by $1.9 million, or $0.06 per diluted share, due to the full write-off of the Company’s equity investment in a small private company.

Adjusted operating earnings increased 11.9% to $32.7 million in the second quarter of fiscal year 2008, compared to $29.2 million in the second quarter last year. Adjusted operating profit margin was a record 13.2% in the second quarter of fiscal year 2008, compared to 12.7% in the prior-year quarter. This improvement was primarily the result of favorable sales mix, sales volume leverage and cost reduction activities favorably impacting SG&A expenses. On a GAAP basis, operating earnings were $27.1 million and operating profit margin was 10.9% in the second quarter of fiscal year 2008, compared to $24.1 million and 10.5% in the same quarter a year ago.

“It was a sound quarter, with record revenues, adjusted diluted EPS and adjusted operating margins,” said Garry W. Rogerson, President and CEO. “With the many new products we recently released, the breadth of applications we serve and our global reach, we feel confident with our position for the rest of the year.”

For a complete reconciliation of non-GAAP (adjusted) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Adjusted Results, Actual.

Results by Segment

Scientific Instruments revenues for the second quarter of fiscal year 2008 were $204.4 million, representing an increase of 7.4% over revenues of $190.3 million in the second quarter of the prior fiscal year. Adjusted operating profit margin was 12.7% in the second quarter of fiscal year 2008 compared to 13.0% in the second quarter of the prior fiscal year. The decrease was attributable to the timing of costs related to new product introductions and other initiatives. On a GAAP basis, operating profit margin was 11.0% in the second quarter of fiscal year 2008, compared to 11.4% in the same quarter a year ago.

Vacuum Technologies revenues increased 10.5% to $43.7 million in the second quarter of fiscal year 2008, compared to $39.6 million in the second quarter of fiscal year 2007. Adjusted operating profit margin was 20.6% in the second quarter of fiscal year 2008, compared to 19.6% in the second quarter of the prior fiscal year. On a GAAP basis, operating profit margin was 20.1% in the second quarter of fiscal year 2008, compared to 19.3% in the prior-year quarter.

Webcast Conference Call

Varian, Inc. will be providing a live webcast (in listen-only mode) of its investor conference call to review its second quarter results later today, April 23, 2008, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to http://www.varianinc.com, clicking on the Investors link at the top of the right side of the page, and then clicking on the Live Webcast link.

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (adjusted) financial measures for cost of sales, selling, general and administrative expenses, research and development expenses, operating earnings, operating profit margins, impairment of private company equity investments, income tax expense, net earnings and diluted earnings per share. These non-GAAP financial measures exclude share-based compensation expense, impairment of private company equity investments, acquisition-related intangible and inventory write-up amortization and restructuring and other related costs. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliations of GAAP to Adjusted Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding acquisition-related intangible and inventory write-up amortization provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization as important, useful information.

We similarly believe that excluding share-based compensation expense, restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency), and impairment of private company equity investments provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense, restructuring and other related costs, and impairment of private company equity investments as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding share-based compensation expense, acquisition-related intangible and inventory write-up amortization, restructuring and other related costs, and impairment of private company equity investments, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, commercialization, performance and acceptance; whether we can achieve continued growth in sales for industrial applications and/or stronger growth in sales for life science applications; whether we can achieve continued sales growth in Europe and Asia Pacific and/or stronger growth in sales in the U.S.; risks arising from the timing of shipments, installations and the recognition of revenue on certain magnet-based products, including nuclear magnetic resonance (NMR), magnetic resonance (MR) imaging and fourier-transform mass spectrometer (FTMS) systems and superconducting magnets; the impact of shifting product mix on profit margins; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see continued investment in capital equipment, in particular given global liquidity and credit concerns; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delay or reduction in government funding for research; our ability to successfully evaluate, negotiate and integrate acquisitions; the actual costs, timing and benefits of restructuring activities (such as our Northern California facility consolidation) and other efficiency improvement activities (such as our global procurement and outsourcing initiatives); the timing and amount of discrete tax events; the timing and amount of share-based compensation; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science and industrial applications. The company provides complete solutions, including instruments, vacuum products, laboratory consumable supplies, software, training and support through its global distribution and support systems. Varian, Inc. employs approximately 4,000 people worldwide and operates manufacturing facilities in North America, Europe and Asia Pacific. Varian, Inc. had fiscal year 2007 sales of $921 million, and its common stock is traded on the NASDAQ Global Select Market under the symbol “VARI.” Further information is available on the company’s Web site: http://www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Second Quarter FY 2008 and Second Quarter FY 2007

	Fiscal Quarter Ended
	March 28, 2008		March 30, 2007
Sales	$248,165		$229,930
Cost of sales	135,289	(1)	124,435	(8)

Gross profit	112,876		105,495

Operating expenses
Selling, general and administrative	67,603	(2)	65,255	(9)
Research and development	18,190	(3)	16,103	(10)

Total operating expenses	85,793		81,358

Operating earnings	27,083	(4)	24,137	(11)
Impairment of private company equity investment	(3,018	)(5)	—
Interest income	1,751		1,368
Interest expense	(435)		(456)

Earnings before income taxes	25,381		25,049
Income tax expense	9,594	(6)	8,767	(12)

Net earnings	$15,787	(7)	$16,282	(13)

Net earnings per diluted share	$0.52	(7)	$0.53	(13)

Diluted shares outstanding	30,243		30,932

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$133,410 on an adjusted basis excluding $1,515 in acquisition-related intangible amortization, $110 in acquisition-related inventory write-up amortization, $162 in restructuring and other related costs and $92 in share-based compensation expense.
(2)	$64,159 on an adjusted basis excluding $402 in acquisition-related intangible amortization, $211 in restructuring and other related costs and $2,831 in share-based compensation expense.
(3)	$17,916 on an adjusted basis excluding $175 in restructuring and other related costs and $99 in share-based compensation expense.
(4)	$32,680 on an adjusted basis excluding the adjustments described in items (1) – (3) above.
(5)	$0 on an adjusted basis excluding $3,018 related to the impairment of a private company equity investment.
(6)	$12,442 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) and (5) above.
(7)	$21,554 and $0.71 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (3) and (5) above.
(8)	$122,861 on an adjusted basis excluding $1,279 in acquisition-related intangible amortization, $184 in acquisition-related inventory write-up amortization and $111 in share-based compensation expense.
(9)	$61,884 on an adjusted basis excluding $675 in acquisition-related intangible amortization, $64 in restructuring and other related costs and $2,632 in share-based compensation expense.
(10)	$15,977 on an adjusted basis excluding $126 in share-based compensation expense.
(11)	$29,208 on an adjusted basis excluding the adjustments described in items (8) – (10) above.
(12)	$10,572 on an adjusted basis excluding the tax impact of the adjustments described in items (8) – (10) above.
(13)	$19,548 and $0.63 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (8) – (10) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Six Months FY 2008 and First Six Months FY 2007

	Six Months Ended
	March 28, 2008		March 30, 2007
Sales	$485,596		$447,868
Cost of sales	265,418	(1)	242,674	(8)

Gross profit	220,178		205,194

Operating expenses
Selling, general and administrative	133,583	(2)	126,456	(9)
Research and development	35,370	(3)	31,713	(10)

Total operating expenses	168,953		158,169

Operating earnings	51,225	(4)	47,025	(11)
Impairment of private company equity investment	(3,018	)(5)	—
Interest income	3,688		2,637
Interest expense	(884)		(990)

Earnings before income taxes	51,011		48,672
Income tax expense	17,640	(6)	17,035	(12)

Net earnings	$33,371	(7)	$31,637	(13)

Net earnings per diluted share	$1.09	(7)	$1.02	(13)

Diluted shares outstanding	30,598		30,956

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$261,071 on an adjusted basis excluding $2,906 in acquisition-related intangible amortization, $590 in acquisition-related inventory write-up amortization, $650 in restructuring and other related costs and $201 in share-based compensation expense.
(2)	$127,094 on an adjusted basis excluding $840 in acquisition-related intangible amortization, $1,404 in restructuring and other related costs and $4,245 in share-based compensation expense.
(3)	$34,661 on an adjusted basis excluding $495 in restructuring and other related costs and $214 in share-based compensation expense.
(4)	$62,770 on an adjusted basis excluding the adjustments described in items (1) – (3) above.
(5)	$0 on an adjusted basis excluding $3,018 related to the impairment of a private company equity investment.
(6)	$22,525 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) and (5) above.
(7)	$43,049 and $1.41 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (3) and (5) above.
(8)	$239,375 on an adjusted basis excluding $2,625 in acquisition-related intangible amortization, $455 in acquisition-related inventory write-up amortization and $219 in share-based compensation expense.
(9)	$119,460 on an adjusted basis excluding $1,576 in acquisition-related intangible amortization, $179 in restructuring and other related costs and $5,241 in share-based compensation expense.
(10)	$31,459 on an adjusted basis excluding $254 in share-based compensation expense.
(11)	$57,574 on an adjusted basis excluding the adjustments described in items (8) – (10) above.
(12)	$20,787 on an adjusted basis excluding the tax impact of the adjustments described in items (8) – (10) above.
(13)	$38,434 and $1.24 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (8) – (10) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	March 28, 2008	September 28, 2007
ASSETS

Current assets
Cash and cash equivalents	$157,423	$196,396
Accounts receivable, net	201,328	187,429
Inventories	172,446	140,533
Deferred taxes	38,415	38,068
Prepaid expenses and other current assets	19,158	17,332

Total current assets	588,770	579,758

Property, plant and equipment, net	113,389	110,792
Goodwill	208,118	193,760
Intangible assets, net	32,445	31,572
Other assets	18,756	20,951

Total assets	$961,478	$936,833

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$6,250	$6,250
Accounts payable	79,252	72,588
Deferred profit	9,290	13,641
Accrued liabilities	168,546	159,109

Total current liabilities	263,338	251,588

Long-term debt	18,750	18,750
Deferred taxes	4,039	4,050
Other liabilities	42,835	44,358

Total liabilities	328,962	318,746

Stockholders’ equity
Preferred stock—par value $0.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $0.01, authorized—99,000 shares; issued and outstanding— 29,481 shares at March 28, 2008 and 30,345 shares at September 28, 2007	357,214	351,330

Retained earnings	179,607	199,471
Accumulated other comprehensive income	95,695	67,286

Total stockholders’ equity	632,516	618,087

Total liabilities and stockholders’ equity	$961,478	$936,833

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, except par value amounts)

	Fiscal Quarter Ended		Six Months Ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
Cash flows from operating activities
Net earnings	$15,787	$16,282	$33,371	$31,637
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,445	7,279	13,279	14,072
Gain on disposition of property, plant and equipment	(76)	(173)	(298)	(207)
Impairment of private company equity investment	3,018	—	3,018	—
Share-based compensation expense	3,103	2,869	4,822	5,714
Deferred taxes	(2,421)	(349)	(1,656)	(1,146)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(15,505)	(8,738)	(1,732)	1,330
Inventories	(8,566)	(1,341)	(23,718)	(7,004)
Prepaid expenses and other current assets	(1,264)	1,084	(992)	—
Other assets	(11)	(361)	(35)	(75)
Accounts payable	4,659	(3,426)	3,287	(3,763)
Deferred profit	(2,220)	(330)	(4,474)	(455)
Accrued liabilities	7,132	(3,534)	3,813	(8,001)
Other liabilities	2,548	2,713	1,047	2,265

Net cash provided by operating activities	12,629	11,975	29,732	34,367

Cash flows from investing activities
Proceeds from sale of property, plant and equipment	446	3,035	787	3,154
Purchase of property, plant and equipment	(5,749)	(3,916)	(9,208)	(5,970)
Purchase of businesses, net of cash acquired	(5,222)	(1,781)	(15,209)	(4,781)
Private company equity investments	(18)	—	(18)	—

Net cash used in investing activities	(10,543)	(2,662)	(23,648)	(7,597)

Cash flows from financing activities
Repayments of debt	—	—	—	(1,250)
Repurchase of common stock	(56,421)	(14,900)	(71,523)	(51,955)
Issuance of common stock	3,715	17,856	13,233	20,209
Excess tax benefit from share-based plans	573	4,574	2,963	5,747
Transfers to Varian Medical Systems, Inc.	(210)	(141)	(422)	(348)

Net cash (used in) provided by financing activities	(52,343)	7,389	(55,749)	(27,597)

Effects of exchange rate changes on cash and cash equivalents	10,000	2,297	10,692	6,974

Net (decrease) increase in cash and cash equivalents	(40,257)	18,999	(38,973)	6,147
Cash and cash equivalents at beginning of period	197,680	141,303	196,396	154,155

Cash and cash equivalents at end of period	$157,423	$160,302	$157,423	$160,302

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands)

Second Quarter FY 2008 and Second Quarter FY 2007

and

First Six Months FY 2008 and First Six Months FY 2007

	Fiscal Quarter Ended		Six Months Ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
TOTAL COMPANY
Cost of Sales
U.S. GAAP as reported	$135,289	$124,435	$265,418	$242,674
Adjustments:
Share-based compensation expense	(92)	(111)	(201)	(219)
Acquisition-related intangible amortization	(1,515)	(1,279)	(2,906)	(2,625)
Acquisition-related inventory write-up amortization	(110)	(184)	(590)	(455)
Restructuring and other related costs	(162)	—	(650)	—

As adjusted	$133,410	$122,861	$261,071	$239,375

Selling, General and Administrative
U.S. GAAP as reported	$67,603	$65,255	$133,583	$126,456
Adjustments:
Share-based compensation expense	(2,831)	(2,632)	(4,245)	(5,241)
Acquisition-related intangible amortization	(402)	(675)	(840)	(1,576)
Restructuring and other related costs	(211)	(64)	(1,404)	(179)

As adjusted	$64,159	$61,884	$127,094	$119,460

Research and Development
U.S. GAAP as reported	$18,190	$16,103	$35,370	$31,713
Adjustments:
Share-based compensation expense	(99)	(126)	(214)	(254)
Restructuring and other related costs	(175)	—	(495)	—

As adjusted	$17,916	$15,977	$34,661	$31,459

Impairment of Private Company Equity Investment
U.S. GAAP as reported	$3,018	$—	$3,018	$—
Adjustments:
Impairment of private company equity investment	(3,018)	—	(3,018)	—

As adjusted	$—	$—	$—	$—

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Second Quarter FY 2008 and Second Quarter FY 2007

and

First Six Months FY 2008 and First Six Months FY 2007

	Fiscal Quarter Ended		Six Months Ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
TOTAL COMPANY (Continued)
Operating Earnings
U.S. GAAP as reported	$27,083	$24,137	$51,225	$47,025
Adjustments:
Share-based compensation expense	3,022	2,869	4,660	5,714
Acquisition-related intangible amortization	1,917	1,954	3,746	4,201
Acquisition-related inventory write-up amortization	110	184	590	455
Restructuring and other related costs	548	64	2,549	179

As adjusted	$32,680	$29,208	$62,770	$57,574

Operating Margins
U.S. GAAP as reported	10.9%	10.5%	10.5%	10.5%
Adjustments:
Share-based compensation expense	1.2	1.2	1.0	1.3
Acquisition-related intangible amortization	0.9	0.8	0.8	1.0
Acquisition-related inventory write-up amortization	—	0.2	0.1	0.1
Restructuring and other related costs	0.2	—	0.5	—

As adjusted	13.2%	12.7%	12.9%	12.9%

Income Tax Expense
U.S. GAAP as reported	$9,594	$8,767	$17,640	$17,035
Tax impact of adjustments:
Share-based compensation expense	730	1,062	1,263	2,085
Acquisition-related intangible amortization	639	660	1,278	1,449
Acquisition-related inventory write-up amortization	82	62	249	157
Impairment of private company equity investment	1,154	—	1,154	—
Restructuring and other related costs	243	21	941	61

As adjusted	$12,442	$10,572	$22,525	$20,787

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except per share data)

Second Quarter FY 2008 and Second Quarter FY 2007

and

First Six Months FY 2008 and First Six Months FY 2007

	Fiscal Quarter Ended		Six Months Ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
TOTAL COMPANY (Continued)
Net Earnings
U.S. GAAP as reported	$15,787	$16,282	$33,371	$31,637
Adjustments:
Share-based compensation expense	2,292	1,807	3,397	3,628
Acquisition-related intangible amortization	1,278	1,296	2,468	2,752
Acquisition-related inventory write-up amortization	28	122	341	298
Impairment of private company equity investment	1,864	—	1,864	—
Restructuring and other related costs	305	41	1,608	119

As adjusted	$21,554	$19,548	$43,049	$38,434

Diluted Earnings Per Share
U.S. GAAP as reported	$0.52	$0.53	$1.09	$1.02
Adjustments:
Share-based compensation expense	0.07	0.06	0.11	0.12
Acquisition-related intangible amortization	0.05	0.04	0.09	0.09
Acquisition-related inventory write-up amortization	—	—	0.01	0.01
Impairment of private company equity investment	0.06	—	0.06	—
Restructuring and other related costs	0.01	—	0.05	—

As adjusted	$0.71	$0.63	$1.41	$1.24

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Second Quarter FY 2008 and Second Quarter FY 2007

and

First Six Months FY 2008 and First Six Months FY 2007

	Fiscal Quarter Ended		Six Months Ended
	March 28, 2008	March 30, 2007	March 28, 2008	March 30, 2007
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Earnings
U.S. GAAP as reported	$22,508	$21,789	$42,310	$40,657
Adjustments:
Share-based compensation expense	891	840	1,737	1,869
Acquisition-related intangible amortization	1,917	1,954	3,746	4,201
Acquisition-related inventory write-up amortization	110	184	590	455
Restructuring and other related costs	548	64	2,549	179

As adjusted	$25,974	$24,831	$50,932	$47,361

Operating Margins
U.S. GAAP as reported	11.0%	11.4%	10.5%	11.1%
Adjustments:
Share-based compensation expense	0.4	0.4	0.4	0.5
Acquisition-related intangible amortization	0.9	1.1	1.1	1.2
Acquisition-related inventory write-up amortization	0.1	0.1	0.1	0.1
Restructuring and other related costs	0.3	—	0.6	—

As adjusted	12.7%	13.0%	12.7%	12.9%

VACUUM TECHNOLOGIES SEGMENT
Operating Earnings
U.S. GAAP as reported	$8,771	$7,630	$16,504	$16,015
Adjustments:
Share-based compensation expense	249	139	398	863

As adjusted	$9,020	$7,769	$16,902	$16,878

Operating Margins
U.S. GAAP as reported	20.1%	19.3%	19.6%	19.9%
Adjustments:
Share-based compensation expense	0.5	0.3	0.5	1.0

As adjusted	20.6%	19.6%	20.1%	20.9%

GENERAL (UNALLOCATED) CORPORATE
Operating Earnings
U.S. GAAP as reported	$(4,196)	$(5,282)	$(7,589)	$(9,647)
Adjustments:
Share-based compensation expense	1,882	1,891	2,525	2,983

As adjusted	$(2,314)	$(3,391)	$(5,064)	$(6,664)